Exhibit 10.7
RESTRICTED STOCK AWARD AGREEMENT
UNDER THE
LULULEMON ATHLETICA INC. 2007 EQUITY INCENTIVE PLAN

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is made by and between lululemon athletica inc., a Delaware corporation, (the “Company”) and _______________________ (the “Grantee”).
Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the lululemon athletica inc. 2007 Equity Incentive Plan (the “Plan”).
WHEREAS, the Company maintains the Plan for the benefit of its employees, directors, consultants, and other individuals who provide services to the Company; and
WHEREAS, the Plan permits the grant of Restricted Stock; and
WHEREAS, to compensate the Grantee for his or her service to the Company and to further align the Grantee’s financial interests with those of the Company’s other stockholders, the compensation committee of the board of directors of the Company (the “Committee”) has acted to make this grant on ________________ (the “Effective Date”), subject to the restrictions and on the terms and conditions contained in the Plan and this Agreement.
NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:
1.Award of Restricted Shares. The Company hereby awards the Grantee _________________ (_________) shares of Restricted Stock, subject to the restrictions and on the terms and conditions set forth in this Agreement (the “Restricted Shares”). The terms of the Plan are hereby incorporated into this Agreement by this reference, as though fully set forth herein. Except as otherwise provided herein, capitalized terms herein will have the same meaning as defined in the Plan.
2.Vesting of Restricted Shares. The Restricted Shares are subject to forfeiture to the Company until they become nonforfeitable in accordance with this Section 2. While subject to forfeiture, the Restricted Shares may not be sold, pledged, assigned, otherwise encumbered or transferred in any manner, whether voluntarily or involuntarily by the operation of law.
(a)Vesting Based on Continued Service. ________________ [percent (___%)] of the Restricted Shares will become nonforfeitable on ___________________, provided in each case that the Grantee has remained in continuous service with the Company through such date.
(b)Unvested Shares Forfeited Upon Cessation of Service. Upon a cessation of the Grantee’s service with the Company for any reason other than death: (i) any Restricted Shares that are not then nonforfeitable will immediately and automatically, without any action on the part of the Company, be forfeited, and (ii) the Grantee will have no further rights with respect to those Shares.
(c)Cessation of Service by Reason of Death or Disability. In the event of the cessation of the Grantee’s service with the Company by reason of death or Disability of the Grantee prior to _____________, then on the date of such death or Disability any Restricted Shares that are not then nonforfeitable will become nonforfeitable; provided that the Grantee has remained in continuous service with the Company through such date.
3.Issuance of Shares.
(a)The Company will cause the Restricted Shares to be issued in the Grantee’s name either by book-entry registration or issuance of a stock certificate or certificates.
(b)While the Restricted Shares remain forfeitable, the Company will cause an appropriate stop-transfer order to be issued and to remain in effect with respect to the Restricted Shares. As soon as practicable following the time that any Restricted Share becomes nonforfeitable (and provided that appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such Share), the Company will cause that stop-transfer order to be removed. The Company may also condition delivery of certificates for Restricted Shares upon receipt from the Grantee of any undertakings that it may determine are appropriate to facilitate compliance with federal and state securities laws.

(c)If any certificate is issued in respect of Restricted Shares, that certificate will be legended as described in Section 8(b) of the Plan and held in escrow by the Company’s secretary or his or her designee. In addition, the Grantee may be required to execute and deliver to the Company a stock power with respect to those Restricted Shares. At such time as those Restricted Shares become nonforfeitable, the Company will cause a new certificate to be issued without that portion of the legend referencing the previously applicable forfeiture conditions and will cause that new certificate to be delivered to the Grantee (again, provided that appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such Shares).
4.Substitute Property. If, while any of the Restricted Shares remain subject to forfeiture, there occurs a merger, reclassification, recapitalization, stock split, stock dividend or other similar event or transaction resulting in new, substituted or additional securities being issued or delivered to the Grantee by reason of the Grantee’s ownership of the Restricted Shares, such securities will constitute “Restricted Shares” for all purposes of this Agreement and any certificate issued to evidence such securities will immediately be deposited with the secretary of the Company (or his or her designee) and subject to the escrow described in Section 3(c), above.
5.Rights of Grantee During Restricted Period. The Grantee will have the right to vote the Restricted Shares and to receive dividends and distributions with respect to the Restricted Shares; provided, however, that any cash dividends or distributions paid in respect of the Restricted Shares while those Shares remain subject to forfeiture will be delivered to the Grantee only if and when the Restricted Shares giving rise to such dividends or distributions become nonforfeitable.
6.Securities Laws. The Committee may from time to time impose any conditions on the Restricted Shares as it deems necessary or advisable to ensure that the Restricted Shares are issued and resold in compliance with the requirements of any stock exchange or quotation system upon which the Shares are then listed or quoted, the Securities Act of 1933, and all other applicable laws.
7.Market Stand-Off.
(a)The Grantee hereby agrees that, in connection with any registration under the Securities Act of any Shares, the Grantee (and the Grantee’s permitted transferees, if any) shall not sell or otherwise transfer (including through short-sales, hedging, or similar transactions) any Shares during the period that the Committee specifies (a “Holdback”); provided, however, that such period shall not exceed one hundred eighty (180) days (or other such period that the underwriters reasonably require) following the effective date of the applicable registration statement filed under the Securities Act (the “Market Stand-Off Period”). Until the end of such Market Stand-Off Period, the Company may impose, with respect to any Shares held by the Grantee or his or her permitted transferee, stop-transfer instructions consistent with the foregoing restrictions.
(b)The Grantee also agrees to be bound by any restriction agreed to by holders of not less than a majority of the then outstanding Shares (giving effect to the pro forma conversion of all outstanding preferred shares and other convertible securities and the pro forma exercise of all stock options, warrants and other rights, to the extent then exercisable).
(c)In addition, if any managing underwriter or book runner of any such offering or registration (the “Underwriter”) requests, the Grantee will execute and deliver to the Underwriter such documents, agreements, and instruments that the Underwriter shall reasonably require to enable the Underwriter to obtain the benefit of the Holdback during the Market Stand-Off Period. In connection with the foregoing, the Grantee hereby appoints the Company’s Chief Executive Officer as the Grantee’s attorney-in-fact, with full power of substitution, to execute and deliver all documents, agreements and instruments to be executed and delivered by the Grantee, and to take all actions to be taken by the Grantee in each case in connection with effecting any Holdback
8.Tax Consequences. The Grantee acknowledges that the Company has not advised the Grantee regarding the Grantee’s income tax liability in connection with the Restricted Shares. The Grantee has had the opportunity to review with his or her own tax advisors the federal, state and local tax consequences of the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.
(a)Tax Withholding.
i.In General. At the time this Agreement is executed, or at any time thereafter as requested by the Company, the Grantee hereby authorizes withholding from payroll and any other amounts payable to the Grantee, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations, if any, which arise in connection with this Agreement, including, without limitation, obligations arising upon (A) the transfer of Shares to the Grantee, (B) the lapsing of any restriction with respect to any Restricted Shares, (C) the filing of an election to recognize tax liability, or (D) the transfer by the Grantee of any Shares (the “Taxable Event”). The Company shall have no obligation to release any Shares from the vesting restrictions until the tax withholding obligations have been satisfied by the Grantee.
ii.Assignment of Sale Proceeds. Subject to compliance with applicable law, if permitted by the Company, the Grantee may satisfy his or her tax withholding obligations in accordance with procedures established by the Company providing for delivery by the Grantee to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the Restricted Shares as provided in this Agreement.
iii.Withholding in Shares. The Company shall have the right, but not the obligation, to require the Grantee to satisfy all or any portion of his or her tax withholding obligations by withholding a number of whole, vested Shares otherwise deliverable to the Grantee or by the Grantee’s tender to the Company of a number of whole, vested Shares or vested Shares acquired otherwise than pursuant to this Agreement having, in any such case, a Fair Market Value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.
iv.Default Withholding Provision. Except as otherwise provided by the Company, if the Grantee does not deliver to the Company at least ten (10) days prior to a Taxable Event a written notice of Grantee’s election to satisfy by cash, check, or other manner agreeable to the Company, all federal, state, local or foreign tax withholding obligations related to such Shares, Grantee and the Company agree that the Company shall retain that number of the Shares, based on the Fair Market Value of the Company’s Shares on such date, with an aggregate value equal to the amount of all federal, state, local or foreign tax withholding obligations that would be incurred as a result of the vesting of such Shares determined by the applicable minimum statutory withholding rates.
(b)Election Under Section 83(b) of the Code.
i.The Grantee understands that Section 83 of the Code taxes as ordinary income the difference between the amount paid for the Shares, if anything, and the Fair Market Value of the Shares as of the date on which the Shares are “substantially vested,” within the meaning of Section 83 of the Code. In this context, “substantially vested” means that the right of the Company to reacquire the Shares has lapsed. The Grantee understands that he or she may elect to have his or her taxable income determined at the time the Shares are acquired rather than when and as the reacquisition right lapses by filing an election under Section 83(b) of the Code with the Internal Revenue Service no later than thirty (30) days after the date of acquisition of the Shares. The Grantee understands that failure to make a timely filing under Section 83(b) of the Code will result in his recognition of ordinary income, as the reacquisition right lapses, on the difference between the purchase price, if anything, and the Fair Market Value of the Shares at the time such restrictions lapse. The Grantee further understands, however, that if Shares with respect to which an election under Section 83(b) of the Code has been made are forfeited to the Company, such forfeiture will be treated as a sale on which there is realized a loss equal to the excess (if any) of the amount paid (if any) by the Grantee for the forfeited Shares over the amount realized (if any) upon their forfeiture. If the Grantee has paid nothing for the forfeited Shares and has received no payment upon their forfeiture, the Grantee understands that he will be unable to recognize any loss on the forfeiture of the Shares even though the Grantee incurred a tax liability by making an election under Section 83(b) of the Code.
ii.The Grantee understands that he or she should consult with his tax advisor regarding the advisability of filing with the Internal Revenue Service an election under Section 83(b) of the Code, which must be filed no later than thirty (30) days after the date of the acquisition of the Shares pursuant to this Agreement. The Grantee acknowledges that he or she has been advised to consult with a tax advisor regarding the tax consequences to the Grantee of the acquisition of Shares hereunder.
iii.The Grantee will notify the Company in writing if the Grantee files an election pursuant to Section 83(b) of the Code. The Company intends, in the event it does not receive from the Grantee evidence of such filing, to claim a tax deduction for any amount which would otherwise be taxable to the Grantee in the absence of such an election.
9.The Plan. This Award of Restricted Shares is subject to, and the Grantee agrees to be bound by, all of the terms and conditions of the Plan, as such Plan may be amended from time to time in accordance with the terms thereof. Pursuant to the Plan, the Committee is authorized to adopt rules and regulations not inconsistent with the Plan as it shall deem appropriate and proper. A copy of the Plan in its present form has been provided to the Grantee and is also available for inspection during business hours by the Grantee at the Company’s principal office. All questions of the interpretation and application of the Plan and the Grantee shall be determined by the Committee and any such determination shall be final, binding and conclusive.

10.Entire Agreement. This Agreement, together with the Plan, and other exhibits attached thereto or hereto, represents the entire agreement between the parties and supersedes any and all prior or contemporaneous discussions, understandings or any agreements of any nature, written or otherwise, relating to the subject matter hereof..
11.Governing Law. This Agreement will be construed in accordance with the laws of the State of Delaware, without regard to the application of the principles of conflicts of laws.
12.Amendment. Subject to the provisions of the Plan, this Agreement may only be amended by a writing signed by each of the parties hereto.
13.Execution. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.
IN WITNESS WHEREOF, the Company’s duly authorized representative and the Grantee have each executed this Restricted Stock Award Agreement on the date indicated below, respectively.

lululemon athletica inc.

By:
Its:

Date:

GRANTEE:

Signature:

Date: